THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Third Amendment To Employment Agreement (the "Amendment") is made as of this 4th day of October, 2000, by and between American Utilicraft Corporation, a Delaware corporation (hereinafter "Company"), and James Carey (hereinafter "Employee"), and is intended to be effective as of January 1, 1997.

         WHEREAS, Company and Employee are parties to that certain Employment Agreement dated as of August 15, 1991, as amended to date (the "Employment Agreement"); and

         WHEREAS, in recognition of Employee's efforts and commitment to the Company during its development stage, the Company and Employee desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Paragraph 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         "4(a) As compensation for services rendered under this Agreement, the Employee shall initially receive a base salary of Sixty Thousand Dollars ($60,000) per annum, and shall be adjusted as follows: (i) effective January 1, 1997, Employee's base salary shall be increased to One Hundred Thousand Dollars ($100,000) per annum, (ii) effective January 1, 1998, Employee's base salary shall be increased to One Hundred Twenty Five Thousand Dollars ($125,000) per annum, and (iii) effective upon the Company's registration statement filed in connection with the Company's financing with Swartz Private Equity, LLC becoming effective, and the Company becoming a reporting company under the Exchange Act of 1934, as amended, the Employee's salary shall be increased to One Hundred Seventy Five Thousand Dollars ($175,000) per annum.

         (b) The Company and Employee acknowledge that due to the fact that the Company has been and will continue to be a development stage company, it has not had, and in the foreseeable future may not have, sufficient funds to pay Employee his entire base salary each year. The Company and Employee agree that to the extent that the Company has not, or in the future does not, pay Employee his entire base salary for a given year, such underpayment shall be deemed deferred compensation and shall be reflected in the Company's books as such. The Company agrees to pay to Employee his deferred compensation at such time as the Company has the excess available funds to do so."

2. Paragraph 14 is hereby amended by deleting the reference to "paragraph 4(a),
(b) or (c)" at the end of such Paragraph, and replacing it with "Paragraph
4(a)".

3. Paragraph 15(e)(i) is hereby amended by deleting the reference to "paragraph 4(a), (b) or (c)" at the end of such Paragraph, and replacing it with "Paragraph 4(a)".

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4. Except as expressly provided herein, this Amendment shall not alter, amend, or otherwise modify the terms and provisions of the Employment Agreement.

5. The parties hereto may execute this Amendment simultaneously, in any number of counterparts or by annexing signature pages hereto, or on facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


American Utilicraft Corporation.                     Employee



By:                                               /s/ James Carey
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Name:                                             James Carey
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Title:
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